SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            -----------------------


                                    FORM 8-A
               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                        MORGAN STANLEY DEAN WITTER & CO.
-------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                DELAWARE                                36-3145972
----------------------------------------  -------------------------------------
(State of Incorporation or Organization)    (IRS Employer Identification no.)

   1585 Broadway, New York, New York                      10036
----------------------------------------  -------------------------------------
(Address of Principal Executive Offices)                (Zip Code)

If this Form relates to the registration  If this Form relates to the
of a class of securities pursuant to      registration of a class of securities
Section 12(b) of the Exchange Act and is  pursuant to Section 12(g) of the
effective pursuant to General             Exchange Act and is effective pursuant
Instruction A.(c), please check the       to General Instruction A.(d), please
following box. [X]                        check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-34392

Securities to be registered pursuant to Section 12(b) of the Act:

           Title of Each Class                 Name of Each Exchange on Which
           to be so Registered                 Each Class is to be Registered
-------------------------------------------   --------------------------------
Convertible Note Performance Equity-linked    THE AMERICAN STOCK EXCHANGE
Redemption Quarterly-pay Securities due
October 31, 2001

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
-------------------------------------------------------------------------------
                                (Title of Class)


===============================================================================

     Item 1. Description of the Registrant's Securities to be Registered.

     The title of the class of securities to be registered hereunder is:
"Convertible Note Performance Equity-linked Redemption Quarterly-pay SecuritiesSM due October 31, 2001" ("PERQSSM"). A description of the PERQS is set forth under the caption "Description of Debt Securities" in the prospectus included within the Registration Statement of Morgan Stanley Dean Witter & Co. (the "Registrant") on Form S-3 (Registration No. 333-34392) (the "Registration Statement"), as supplemented by the information under the caption "Description of Notes" in the prospectus supplement dated May 18, 2000 and filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act"), which description is incorporated herein by reference, and as further supplemented by the description of the PERQS contained in the pricing supplement dated September 27, 2000 to be filed pursuant to Rule 424(b) under the Act, which contains the final terms and provisions of the PERQS and is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

     Item 2.   Exhibits.

     The following documents are filed as exhibits hereto:

     4.1 Proposed form of Global Note evidencing the PERQS.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      MORGAN STANLEY DEAN WITTER & CO.
                                      (Registrant)


Date: September   , 2000              By:
                                         ----------------------------------
                                         Name:  Martin M. Cohen
                                         Title: Assistant Secretary

                               INDEX TO EXHIBITS

Exhibit No.                                                             Page No.

4.1  Proposed form of Global Note evidencing the PERQS                    A-1